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                                                                    EXHIIT 23.2




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion and incorporation by reference in this registration statement on Form S-8 of Coopers & Lybrand's report dated March 17, 1994, on Coopers & Lybrand's audit of the consolidated statements of income, shareholders' equity, and cash flows of Hughes Supply, Inc. and susidiaries for the fiscal year ended January 28, 1994, which report is incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended January 26, 1996.



/s/ Coopers & Lybrand L.L.P.

Orlando, Florida
December 27, 1996